EXHIBIT 99.1


[LETTERHEAD OF FLORIDA STOCK TRANSFER, INC.]

October 30, 2002

Board of Directors
Vector Holdings, Inc.
19495 Biscayne Blvd, Suite 807
Aventura, Florida 33180

Re:     Resignation Letter

Dear Board of Directors:

As of the date of this letter, we hereby resign as transfer agent for Vector Holdings, Inc.

Sincerely,



Allen E. Weintraub
President